SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Mansell Court

Suite 100 Roswell, Georgia 30076

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2007, Corautus Genetics Inc. (“Corautus”) entered into a Conversion Agreement with Boston Scientific Corporation (“BSC”), pursuant to which BSC agreed to convert all of Corautus’ Series D Preferred Stock and Series E Preferred Stock held by BSC for 9,131,215 shares of Corautus’ Common Stock. Such conversion is conditioned upon, and shall be effective immediately prior to, the consummation of the merger with VIA Pharmaceuticals, Inc. The Conversion Agreement also provides that BSC shall have registration rights with respect to the shares of Common Stock issuable to BSC upon the conversion.

Further, on May 11, 2007, Vascular Genetics Inc. (“VGI”), a wholly-owned subsidiary Corautus, and BSC entered into an Assignment of License Agreement, whereunder VGI assigned to BSC the License Agreement between VGI and Caritas St. Elizabeth’s Medical Center of Boston, Inc. (“SEMC”), dated February 10, 1999. The License Agreement licensed to VGI certain intellectual property related to gene therapy delivery. As consideration for the license granted by SEMC under the License Agreement, VGI had an obligation to make certain royalty payments to SEMC in the event of commercialization of gene therapy products. Corautus determined that this agreement was no longer necessary to carry out Corautus’s business strategy.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Conversion Agreement, Corautus and BSC agreed to terminate the following agreements immediately prior to the consummation of the merger with VIA Pharmaceuticals, Inc.: (i) Investor Rights Agreement by and between Corautus and BSC, dated July 30, 2003, (ii) Investment Agreement by and between Corautus and BSC, dated July 30, 2003, (iii) Investment Agreement by and between Corautus and BSC, dated June 27, 2005, (iv) Registration Rights Agreement by and between Corautus and BSC, dated June 27, 2005, and (v) Recapitalization Agreement by and between Corautus and BSC, dated June 30, 2006, as amended on October 31, 2006. These agreements provided BSC with certain rights as a stockholder of Corautus, including rights to require Corautus to register Corautus stock held by BSC, BSC’s preemptive right to future Corautus stock issuances, and BSC’s right to appoint a member to Corautus’ board of directors. Corautus determined that, in light of the pending merger with VIA Pharmaceuticals, Inc., these agreements were no longer necessary.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 herein for a discussion of the issuance. The issuance will be a private offering made pursuant to Section 4(2) of the Securities Act of 1933.

Item 8.01. Other Events

Additional Information about the Merger and Where to Find It

In connection with the proposed merger transaction, Corautus has filed with the SEC a definitive proxy statement on May 10, 2007. Stockholders are urged to read all relevant documents filed with the SEC, including the definitive proxy statement and the Merger Agreement (attached as Annex A to the definitive proxy statement), before making any voting decision with respect to the merger, because these documents contain important information about the proposed merger transaction. Investors will be able to obtain these filed documents free of charge at the SEC’s web site, http://www.sec.gov. Copies of the definitive proxy statement, the other relevant documents and the filings with the SEC that are incorporated by reference in the definitive proxy statement can also be obtained, without charge, by directing a request to Corautus Genetics Inc., 70 Mansell Court, Suite 100, Roswell, Georgia 30076, Attention: Jack Callicutt, Telephone: (404) 526-6210.

Participants in the Solicitation

Corautus and its directors and executive officers and VIA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Corautus in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the definitive proxy statement referred to above. Additional information regarding the directors and executive officers of Corautus is also included in Corautus’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 30, 2007, as amended by the Form 10-K/A filed with the SEC on April 30, 2007. These documents are available free of charge at the SEC’s web site (http://www.sec.gov) and from Investor Relations at Corautus at http://www.corautus.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC.
(Registrant)

Date: May 16, 2007	/s/ Jack W. Callicutt

Jack W. Callicutt Senior Vice President and Chief Financial Officer